SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 27, 2001



                             GOURMETMARKET.COM, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)



   Delaware                          0-27391                      51-0347728
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(State or other                   (Commission                  (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)



                                155 Commerce Way
                         Portsmouth, New Hampshire 03801
                         -------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (603) 766-8300


                      7000 W. Palmetto Park Road, Suite 501
                            Boca Raton, Florida 33433
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         (Former name or former address, if changed since last report.)



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Item 2. Acquisition or Disposition of Assets

On July 27, 2001, GourmetMarket.com completed the acquisition of Williams Software, Inc. d/b/a/ First Pop Technologies, a privately held interactive marketing company based in Deerfield Beach, Florida, Inc.

The purchase price was $300,000 of convertible promissory notes that are convertible into 6,745,000 shares of the Company's common stock.

Formed in 1999, FirstPop Technologies has developed a unique message delivery system platform for use by corporate clients for broadcasting marketing or corporate messages across the Internet or through private intranets or extranets. FirstPop's clients and affiliates include Arm and Hammer, Dell Computer, and IBM.

Item 5. Other Information

Effective August 9, 2001, the Company's name change to TargitInteractive was effective and the trading symbol was changed to "TGIT". On that date, the 1-for-30 reverse stock split was effective and Byron Kalogerou, Louis Chiesa, James Baker and Guenther Reibling became directors.

Item 7. Financial Statements And Exhibits.

Financial Statements of Businesses Acquired.

The required audited financial statements of Williams Software, Inc. will be filed within the required time period.

Pro Forma Financial Information.

The required pro forma financial statements will be filed with the audited financial statements.

Exhibits.

2.2 Merger Agreement by and among GourmetMarket.com, Inc., a Delaware corporation, FP Acquisition Corp., a Florida corporation and wholly owned subsidiary of the Company, and Williams Software, Inc. d/b/a FirstPop Technologies.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     GOURMETMARKET.COM, INC.

Date:  August 10, 2001                      By:  /s/ Noel J, Guillama
                                                 ------------------------------
                                                     Noel J. Guillama, Chairman